                                                                   Exhibit 10.11

                                     [LOGO]

               INTERWORLD CORPORATION SOFTWARE LICENSE AGREEMENT

This Software License Agreement is entered into and made effective on December 11, 1998 between InterWorld Corporation ("InterWorld"), a Delaware corporation, with offices at 395 Hudson St., New York, N.Y. 10014, and eChannel Ventures Inc. ("Client"), a Delaware corporation with offices at 236 E. Granada Avenue, Lindenhurst, N.Y. 11757.

1. DEFINITIONS

"Agreement" means this Software License Agreement, Exhibit A, and any other addenda attached hereto, and each supplemental Exhibit A signed by both parties. "Functionality Specifications" means the functionality of the Software as described in the Documentation. "Software" means the object code (machine readable) version of the software product(s) listed in Exhibit A, or any subsequent Exhibit A, including prior and future releases. "Price List" means the then-current price list for the country in which the Software is to be used. "Documentation" means installation manuals and user manuals for the Software. "Purchase Order" means a purchase authorization document issued by Client for the licensing of InterWorld Software. "Designated Platform" means the computer central processing unit ("CPU") and operating system software on which the InterWorld Software is running and is located at the site designated on Exhibit A.

2. LICENSE

2.1 InterWorld hereby grants to Client a non-exclusive, non-transferable license to use the Software on the Designated Platform for: (i) internal data processing at Client locations within the United States and Canada; and (ii) enabling on-line users to access information about, and to order electronically, products and services offered by Client on its Web site. Client may make copies of the Software in accordance with any such rights granted hereunder or set forth in an applicable Exhibit A. Client shall notify InterWorld if Client elects to transfer the Software, at no additional charge to Client: (i) to a different Client location; or (ii) from one Designated Platform to another Designated Platform, provided such new Designated Platform runs the same binary version of the Software and the same number of processors.

2.2 The Software and all copies (in whole or in part) shall remain the exclusive property of InterWorld and its suppliers. Client shall not modify, reverse engineer, decompile or reverse assemble any Software or part thereof (or otherwise attempt to derive the source code for the Software), except as expressly described in the Documentation. Client shall not use the Software in a timesharing arrangement nor encumber, rent, lease, transmit, distribute or transfer the Software to any third party for any purpose.

2.3 Client may make a reasonable number of copies of the Software for inactive back-up or archival purposes. Client may also make copies of the Documentation for its own use.

3. CONFIDENTIALITY

3.1 Neither party shall disclose nor use any business and/or technical information of the other party designated orally or in writing as "Confidential" or "Proprietary" (together "Confidential Information") without the prior written consent of the other party. "Confidential Information" includes, without limitation, the Software, (including methods and concepts. Documentation and all information relating to the disclosing party's business or financial affairs. All Confidential Information shall remain the sole property of the disclosing party.

3.2 Each party shall expressly undertake, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees and consultants to retain in confidence all Confidential Information. Confidential Information shall not include any information that:
(i) is already known to the other party free of any obligation to keep it confidential; (ii) is or becomes publicly known through no wrongful act by the other party; (iii) is received by the other party from a third party without any restriction on confidentiality; (iv) is independently developed by one party without access to the Confidential Information of the other.

3.3 Client shall not release the results of any benchmark of the Software to any third party without the prior written approval of InterWorld for each such release.

4. PROPRIETARY NOTICES

The Software and related Documentation are proprietary and protected by copyright, patent, trademark, and/or trade secret law. All proprietary notices incorporated in or fixed to the Software or Documentation shall be duplicated by Client on all copies or extracts thereof and shall not be altered, removed or obliterated.

5. AUDIT

Interworld or its authorized representatives shall have the right, during normal business hours to audit the relevant records of Client to verify its compliance with this Agreement. If the number of copies of the Software is found to the greater than that contracted for, or the platform on which the Software is installed differs from the Designated Platform specified, Client shall be invoiced for such additional copies at the price set forth in the then-current Price List.

6. IDENTIFICATION

Client shall display the file containing the phrase "Powered by InterWorld'TM'" on the initial screen seen by customers or other end-users when they enter a Software application. InterWorld reserves the right periodically to change this file, and Client shall use commercially reasonable efforts to effect such change upon notice from and delivery by InterWorld of such revised file. This phrase shall be a hypertext link to the following Universal Resource Locator ("URL"): www.interworld.com.






7. EXPORT CONTROL

Client shall not transfer, directly or indirectly, any restricted Software or technical data received from InterWorld, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization has been obtained from the appropriate U.S. agency.

8. PAYMENTS

8.1 Upon InterWorld's receipt of Client's Purchase Order, InterWorld shall deliver the applicable Software and Documentation to Client by physical medium, electronically or otherwise.

8.2 Payment is due InterWorld upon execution of this Agreement, or in the case of subsequent licensing of Software, as specified on the applicable Exhibit A. Client will pay all applicable shipping charges and sales, use, personal property or similar taxes, tariffs or governmental charges, exclusive of InterWorld's income and corporate franchise taxes. Client shall reimburse InterWorld for all reasonable costs incurred (including reasonable attorneys' fees) in collecting past due amounts.

8.3 Client must purchase a support and maintenance plan ("Support") for the first year for all Software licensed hereunder. Client will be invoiced for first year Support upon execution of this Agreement. Support shall commence on the date of invoice. Fees for Support in subsequent years may be purchased annually in advance ("Support Fees"). Client will be invoiced one month prior to the anniversary of the Support commencement date, unless Client notifies InterWorld in writing of its desire not to renew maintenance 60 days prior to the end of the existing maintenance period. The renewal invoices will be due net thirty (30) days from the invoice data. Client may reinstate lapsed Support for any then currently supported Software by paying all Support Fees in arrears and all time and travel expenses incurred in updating the Software to the current version.

9. SUPPORT AND MAINTENANCE

Provided Client has paid applicable Support Fees, InterWorld shall support the Software in accordance with the then current policies and procedures for such support plan and as follows: Client shall designate a primary and secondary Client suport staff for all communications with InterWorld's technical support representatives; each suport staff may communicate with InterWorld via telephone, facsimile or email for problem resolution during InterWorld's published Support hours corresponding to the level of Support purchased; and InterWorld shall make available to Client all updates to the Software commercially released by InterWorld during the Support year. Updates consist of new releases of a particular Software version which provides functional enhancements and error corrections (for example 1.1 to 1.2). Depending on the level of Support purchased by Client, InterWorld may reserve the right to charge a fee for functional enhancements included in the updates.

10. WARRANTY/LIMITATION OF LIABILITY

10.1 InterWorld warrants that, for a period of ninety (90) days after receipt by Client of the Software (the "Warranty Period"), the media on which the Software is delivered will be free of defects in material and workmanship under normal use and the unmodified Software, when properly installed and used, will conform in all material respects to the Functional Specifications. Clients sole remedy in the event of non conformity of the Software, at InterWorld's option, will be replacement of the defective Software or a refund of the license fees paid for the affected Software.

10.2 THE EXPRESS WARRANTY SET FORTH IN SECTION 10.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE SOFTWARE. INTERWORLD MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). INTERWORLD EXPRESSLY DISCLAIMS ALL

WARRANTIES OR MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. INTERWORLD DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE, THAT IT WILL SUIT THE CLIENT'S APPLICATIONS OR REQUIREMENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE CLIENT, OR THAT THE OPERATION OF THE SOFTWARE WILL BE SECURE OR UNINTERRUPTED.

10.3 THE TOTAL LIABILITY OF INTERWORLD AND ITS SUPPLIERS, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR CONDITIONS, CLAIMS BY THIRD PARTIES OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE UNAMORTIZED LICENSE FEES PAID BY CLIENT FOR THE SOFTWARE WHICH GAVE RISE TO THE CLAIM. INTERWORLD'S SUPPLIERS SHALL NOT BE LIABLE FOR DIRECT DAMAGES HEREUNDER AND IN NO EVENT SHALL INTERWORLD OR ITS SUPPLIERS BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT) EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY THEREOF.

11. INFRINGEMENT INDEMNITY

InterWorld, at its own expense, shall: (i) defend, or at its option, settle any claim or suit against Client on the bases of infringement of any trademark, copyright, trade secret or United States patent ("Intellectual Property Right") by the Software or use thereof, and (ii) pay all damages and expenses finally awarded by a court against Client as a result of such claim or any settlement thereof, provided that: (a) InterWorld has sole control of the defense and/or settlement, and (b) Client promptly notifies InterWorld of such claim, and (c) Client cooperates with InterWorld in the defense of such claim or any related settlement (Client shall be reimbursed for any reasonable out-of-pocket expenses). If the Software is alleged to be infringing or is enjoined, InterWorld shall, at its expense, defend such claim and do one of the following: (A) procure for the Client the right to use the Software; (B) replace the Software or affected part thereof with other suitable software; or (C) modify the Software or the affected part thereof to make it non-infringing. If the foregoing is not commercially reasonable, InterWorld shall terminate this Agreement and refund the unamortized aggregate payments made by Client for the Software or affected part thereof. InterWorld shall not have any obligations under this Section 11 to the extent a claim is based upon (I) use of any altered version of the Software, (II) use, operation or combination of the Software on or with programs, data, equipment or documentation not provided by InterWorld,
(III) any information, data, illustration, graphics, pictures, text or other content placed on the Web site by Client or any third party, and (IV) any activities of Client or its representatives after InterWorld has notified Client that such activities may result in the infringement of the intellectual property rights of any third party. This Section 10 states the entire liability of InterWorld and the exclusive remedy of Client with respect to any alleged infringement by the Software or any part thereof.

12. TERMINATION

12.1 InterWorld may terminate a license if Client has not paid the license fees therefor within 15 calendar days after written notice that payment is past due. Either party may terminate this Agreement if the other party fails to cure a material breach of any term or condition of this Agreement within sixty (60) days of receipt of written notice by the other party specifying such breach.

12.2 Upon termination of this Agreement, Client shall cease using the Software, Documentation and Confidential information received from InterWorld and shall certify to InterWorld in writing that all copies (whether or not modified or merged with other material(s) have been destroyed or returned to InterWorld. Termination shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall termination relieve Client of its obligations to pay InterWorld all fees accrued prior to the effective date of termination. Sections 3, 6, 10, 10.3, 11 and 12 shall survive termination of this Agreement.

13. GENERAL

13.1 Assignment. Neither this Agreement nor any license granted hereunder may be assigned by Client without the prior written consent of InterWorld. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties.

13.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may only be altered or otherwise amended or terminated pursuant to an instrument in writing signed by both parties, except that either party may waive any obligation owed to it by the other party. The waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other breach.

13.3 Notices. All notices, claims certificates, requests, demands and other communications hereunder shall be in writing and either delivered personally, or sent by first-class mail, express carrier or confirmed facsimile transmission to the address of the party set forth above to the attention of its Chief Financial Officer or General Counsel. All notices shall be deemed given on the business day actually received.

13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

13.5 Severability. The provisions of this Agreement are severable and, in the event any court of competent jurisdiction shall determine one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in ay respect, the remaining provisions of this Agreement shall remain in full force and effect.

13.6 Relationship of the Parties. The parties are independent contractors and neither party is an employee, agent, partner of, or joint venture with the other party. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of the other party.





13.7 Joint Publicity. Within 30 days after the Software licensed under this Agreement is delivered, Client agrees to cooperate with InterWorld to create and issue a joint press release stating that Client is using InterWorld Software. Such press release shall, at a minimum, describe the nature of the business relationship and Client's use of the Software. Such press release is subject to final approval by Client, which approval shall not be unreasonably withheld, InterWorld may thereafter identify Client as a licensee of the Software in its advertising and marketing materials.

13.8 Amortization. For purposes of this Agreement, amortization shall be computed using straight line method over a three year period.

13.9 U.S. Government Restricted Rights. Use, duplication or disclosure by the U.S. Government is subject to restrictions set forth, as applicable, at: FAR 52.227-14 (JUN 1987) Alternate III(g)(3)(i), 48 CFR Ch. 1 (10-1-96 Edition); FAR
52.227-19 (JUN 1987), 48 CFR Ch. 1 (10-1-96 Edition); DFARS
252.227-7013(b)(3)(A) (NOV 1995), 48 CFR Ch. 2 (10-1-96 Edition); DFARS
252.227-7014(b)(3) (JUN 1995), 48 CFR Ch. 2 (10-1-96 Edition); or DFARS
252.227-7016(b)(2) (JUN 1995), 48 CFR Ch. 2 (10-1-96 Edition). Manufacturer is
InterWorld Corporation, 395 Hudson Street, New York, NY 10014.

The parties have caused this Agreement to be executed by their respective authorized representatives.

INTERWORLD CORPORATION                             CLIENT: eChannel Ventures Inc
                                                          -------------------------

BY:    Amy Aguilar-Brown                           BY:    Peter J. Fiorillo
       -------------------------------                    -------------------------
       its authorized representative                      its authorized representative

NAME:  Amy Aguilar-Brown                           NAME:  Peter J. Fiorillo
       -------------------------------                    -------------------------
TITLE: VP Legal Affairs & Secretary                TITLE: President & CEO
       -------------------------------                    -------------------------


-----------------------
     LEGAL APPROVED
By  Amy Aguilar-Brown
  -------------------
Date  12.18.98
    -----------------
-----------------------

                    CONFIDENTIAL

               ADDENDUM TO INTERWORLD SOFTWARE LICENSE AGREEMENT

This addendum ("Addendum") entered into and made effective on September 24, 1999, ("Effective Date") supplements and amends the terms and conditions of the InterWorld Corporation Software License Agreement dated December 11, 1998, ("Agreement") between InterWorld Corporation and its majority owned subsidiaries ("InterWorld") and EB2B, Inc., formerly eChannel Ventures, Inc., a Delaware corporation with offices at 236 E. Granada Avenue, Lindenhurst, N.Y. 11757 ("Client"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. In the event of any conflict or inconsistency between the Agreement and this Addendum, the latter shall govern.

InterWorld and Client agree that the following terms and conditions shall apply:

1. Client agrees to pay to InterWorld the non-refundable net fee of $756,600 (which represents $635,600 in net license fees and $121,000 in first year Support and Maintenance Fees ("Support and Maintenance Fees") for the Software licensed to Client on the attached Exhibit A dated September 24, 1999, the "Relevant Exhibit A"). Payment of the aforementioned fees shall be due and payable pursuant to the following schedule:

    $200,000 shall be due and payable on September 29, 1999
    $141,000 shall be due and payable on December 30, 1999
    $240,000 shall be due and payable on March 30, 2000
    $175,000 shall be due and payable on June 29, 2000

2. Notwithstanding anything to the contrary found in Section 1 above, in the event Client achieves five million dollars ($5,000,000) in additional financing at any time, all then current outstanding fees defined in Section 1 above shall be remitted to InterWorld immediately.

3. Client hereby represents and warrants to InterWorld that it has lawfully caused its name to be changed, as reflected in the preamble above, with the Delaware Secretary of State. Further, the individual executing this Agreement below hereby warrants to InterWorld that he is an authorized representative of Client.

4. Pursuant to Client's representation to InterWorld that it is exempt from certain government taxes and Client's delivery of a bon-fide exemption certificate, InterWorld shall not impose such charges on Client. In the event a claim is asserted against InterWorld for the payment of, or, collection of any taxes, government impositions or otherwise, including but not limited to the payment of sales tax arising out of any aspect of this transaction, then, in that event, Client shall indemnify and hold InterWorld harmless from all liabilities and expenses, including but not limited to this payment of such taxes and legal expenses arising therefrom.

5. Client and InterWorld agree that the terms of this Addendum and any discount and financial terms are confidential and shall be disclosed or discussed only with parties that have involvement in, or responsibility for, carrying out the terms of this Agreement.

Except as amended above, the Agreement shall remain in full force and effect.

INTERWORLD CORPORATION                         EB2B, Inc.
By: Amy Aguilar-Brown                          By: Peter J. Fiorillo
   -------------------------------------          ------------------------------
        (authorized representative)                 (authorized representative)

Name: Amy Aguilar-Brown                        Name: Peter J. Fiorillo
     -----------------------------------            ----------------------------

       VP Legal Affairs
Title: & Secretary         Date: 9/28/99       Title:  Pres. & CEO Date: 9/27/99
      -------------------       --------             -------------      --------

Confidential                        Page 1                              09/27/99

-------------------
  LEGAL APPROVED
  By [Illegible]
     -----------
  Date 9-30-99
       --------
-------------------

                             INTERWORLD CORPORATI0N
                                    EXHIBIT

------------------------------------                                ------------------------------------
Ship to Address                                                     Invoice Address:
------------------------------------                                ------------------------------------
28 W. 38 St.
------------------------------------                                ------------------------------------
14th Floor
------------------------------------                                ------------------------------------

------------------------------------                                ------------------------------------
New York, NY
------------------------------------                                ------------------------------------
Partner
------------------------------------

------------------------------------                                ------------------------------------
Ship to Contact                                                     Bill to Contact
------------------------------------                                ------------------------------------
Peter Fiorillo
------------------------------------                                ------------------------------------
Phone                                                               Phone
------------------------------------                                ------------------------------------

------------------------------------                                ------------------------------------


Payment terms:
Due immediately upon receipt of invoice

                                                           License
                                                             Fee      Maintenance    Maintenance    Extended      Total
                                         #      License      Per          Fee          Fee Each     License      1st Year
         Products      Qty   Platform   CPUs     Type        Copy      1st Copy       Add'l Copy      Fees     Support Fees
Commerce Exchange       6     NT              Production   $150,000     $30,000         $15,000    $750,000       $90,000
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
Web Broker              2     NT              Production    130,000     $ 8,000           3,000     $60,000        19,000
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
Business Adapter        2     NT              Production    112,600     $ 3,000          13,000     $25,000        16,000
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
Business Analyzer       1     NT              Production   $ 25,000     $ 5,000                     $25,600        15,060
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
Staging Server          1     NT              Development  $ 30,000     $ 8,000                     $30,000        16,000
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
Development Server      2     NT              Development  $  9,000     $ 2,500          12,500     $18,000        15,000
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------
-------------------    ---    ----     ----   ----------   --------     ------      -----------    --------     ---------

The Software granted hereunder shall be                                                TOTALS:     $908,000     $121,000
subject to the terms and conditions of the Software License                                        ---------     --------
Agreement dated 01 Dec 98 between InterWorld and Client
Purchase Number ____, 0_
Customer does not issue Purchase Orders; however, Customer
agrees to pay for product(s) indicated on this Exhibit A
as specified in the Software License Agreement dated
01 Dec 98 between InterWorld and Client
                                                                                     Discount:     $272,400
                                                                                                   --------

                                                                                   GRAND TOTAL:                 $756,800.00
                                                                                                                -----------
                                                                                                                -----------

                 INTERWORLD CORPORATION                             CLIENT: EB2B
                                                                            -------------------------
By: /s/ Amy Aguilar-Brown                                               By: /s/ Peter J. Fiorillo
   --------------------------------                                         -------------------------
Printed Name:  Amy Aguilar-Brown                              Printed Name: Peter J. Fiorillo
              ---------------------                                         -------------------------
Title: VP Legal Affairs & Secretary                                  Title:  President
       ----------------------------                                          -------------------------
Date: 9/28/99                                                         Date:  9/28/99
     ------------------------------                                         -------------------------

LEGAL APPROVED
By:
    -------------
Date: 9-20-99
     ------------

-------------------
  LEGAL APPROVED                 InterWorld/Client
  By [Illegible]                  **Confidential**
     -----------
  Date 9-30-99
       --------
-------------------

                             INTERWORLD CORPORATION
                                   EXHIBIT A

Ship to Address:                                                    Invoice Address:

E-Channel Ventures                                                  Same
--------------------------------                                    --------------------------------
236 E. Granada Avenue
--------------------------------                                    --------------------------------
Lindenhurst, N.Y. 11757
--------------------------------                                    --------------------------------

--------------------------------                                    --------------------------------
Partner:


                         Ship to Contact:  Peter Fiorillo         Bill to Contact:  Same
                                          -------------------                      --------------------------------
                                   Phone:  516-957-5345                     Phone:  Same
                                          -------------------                      --------------------------------

First year Support and Maintenance Plan:    ___ Silver __ Gold   _X_ Platinum

Payment terms: Net 30

                                                 Platform:
                                                          --------------------       License   Extended   First Year    Other
                                                          Database  Processor          Fee     License     Support      add'l
                 Product Name                       Qty     Type      Type     Qty   per copy    Fees        Fees       Fees
-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
Commerce Exchange 2.0                                1    SQL               2   1     $45,000                 $6,750
-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
Catalog                                              1    '      '          2   1     $30,000                 $4,500
-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
WorkPlace                                            1    '      '          2   1
-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
Process Builder                                      1    '      '          2   1
-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------

-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
TOTAL SOFTWARE                                                                                  $75,000      $11,250
------------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------

-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------

-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------

-----------------------------------------------   ------ ---------- ---------- ---  --------- ---------  -----------  --------
                                                                                       Total:   $75,000      $11,250   $86,250
                                                                                               --------  -----------   -------
                                                                                                         GRAND TOTAL:  $86,250
                                                                                                                       -------
                                                                                                                       -------

INTERWORLD CORPORATION                    CLIENT: E-Channel Ventures eChannel Ventures
                                                                     ------------------------------
/s/ Amy Aguilar-Brown                                             By /s/ Peter J. Fiorillo
------------------------------                                       ------------------------------
Amy Aguilar-Brown                                               Name Peter J. Fiorillo
------------------------------                                       ------------------------------
VP Legal Affairs & Secretary                                   Title President & CEO
------------------------------                                       ------------------------------

* The Software granted hereunder shall be subject to the terms and conditions of the Software License Agreement dated 12/11, 1998 between InterWorld and Client*
* Purchase Order Number
* Customer does not issue Purchase Orders; however, Customer agrees to pay for products/services indicated on this Exhibit A as specified in the Software License Agreement dated ___, 19__, between InterWorld and Client.*

--------------------
LEGAL APPROVED
By Amy Aguilar-Brown
   -----------------
Date     12-18-98
     ---------------
--------------------
                                                                      11/23/98

               ADDENDUM TO INTERWORLD SOFTWARE LICENSE AGREEMENT

This addendum ('Addendum') entered into and made effective on September 30, 2000, ('Effective Date') supplements and amends the terms and conditions of the InterWorld Corporation Software License Agreement dated December 11, 1998, ('Agreement') between InterWorld Corporation and its majority owned subsidiaries ('InterWorld') and EB2B, Inc., formerly eChannel Ventures, Inc., a Delaware corporation with offices at 757 3rd Avenue, New York, N.Y. 11757 ('Client'). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. In the event of any conflict or inconsistency between the Agreement and this Addendum, the latter shall govern.

InterWorld and Client agree that the following terms and conditions shall apply:

1. Client agrees to pay to InterWorld the non-refundable net fee of $2,600,000 (which represents $2,200,000 in net license fees and $400,000 in first year Support and Maintenance Fees ('Support and Maintenance Fees') for the Software licensed to Client on the attached Exhibit A dated September 28, 2000, the 'Relevant Exhibit A'). Payment of the aforementioned fees shall be due and payable as follows: $500,000 upon execution of this Addendum; $500,000 due on December 31, 2000; $1,600,000 due on March 15, 2001.

2. Payment of the aforementioned fees entitles Client to deploy as much of the Volume Based Software (defined as Commerce Exchange Production and Staging, Web Broker Design and Staging, Control Station) as necessary to achieve an annual Client Revenue, as defined below, of $250,000,000 without incurring additional license charges, ('Volume Pricing Model'), as well as user-based licenses for Business Station for 5 users, Customer Service Module (CSR) for 5 users, Dev Station for 5 users and Design Station for 5 users. Should Client achieve annual Client Revenue greater than $250,000,000 ('Overage'), Client hereby agrees to pay InterWorld the product of the Overage multiplied by .01% ('Additional License Fee').

3. Should Client, during the term of this pricing model, achieve an annual Revenue greater than $250,000,000 InterWorld and Client hereby agree that the actual annual Client Revenue achieved shall become the controlling threshold for determining any applicable Overage for successive years. For example, should Client achieve $251,000,000 in annual Client Revenue in the first year, Client shall pay to InterWorld $1,000,000 multiplied by .01% as Additional License fees and the appropriate Additional Support and Maintenance fees as defined below. Thereafter, the annual Revenue achievable in following years shall be $251,000,000 without incurring additional licensing fees and support fees for that year.

4. Client Revenue is hereby defined as the total amount of transactional revenue that Client generates through the use of InterWorld Software, exclusive of applicable taxes, shipping and handling costs, and credit card fees billed by client.

5. Client acknowledges that only the InterWorld Software defined in Section A above is included in this Revenue Pricing Model. As such, Client is not entitled to unlimited licenses for any other InterWorld Software products.

6. Support and Maintenance Fees shall be invoiced at $400,000 for the Software defined in the Relevant 'Exhibit A' for the second year. Further, Client shall pay to InterWorld .08% of the Overage as an additional support and maintenance fee ('Additional Support and Maintenance Fee'). Thereafter, InterWorld agrees that the cost associated with the current maintenance program for the software licensed under this addendum shall not exceed the lesser of 10% or the published Consumer Price Index for that year.

Confidential                        Page 1                            09/30/2000

7. Client is subject to annual revenue reporting to be submitted to InterWorld 30 days after the close of the twelve month period immediately succeeding the Effective Date which shall include reporting on both relevant finances and the number of servers deployed pursuant to the above grant. Should Client exceed the prepaid annual Client Revenue, Client shall pay to InterWorld the applicable Additional License Fee and Additional Support and Maintenance Fee Net 30 days from the due date of such report. It is hereby acknowledged that Client Revenues shall be deemed to be 'Confidential Information' as defined in the Agreement.

8. IW represents that it offers all of its licensees the same level of support and maintenance; as such, IW agrees to provide eB2B with the same level of support and maintenance provided to its other licensees.

9. Client and InterWorld agree that the terms of this Addendum and any discount and financial terms are confidential and shall be disclosed or discussed only with parties that have involvement in, or responsibility for, carrying out the terms of this Agreement.

Except as amended above, the Agreement shall remain in full force and effect.

INTERWORLD CORPORATION                         EB2B, Inc.
By:                                            By: Peter J. Fiorillo
   ------------------------------------            -----------------------------
       (authorized representative)                  (authorized representative)
Name:                                          Name:
     ----------------------------------             ----------------------------
Title: Chairman           Date: 9/30/00        Title: CEO          Date: 9/30/00
      -----------------        --------              ------------       --------

Confidential                         Page 2                             09/30/00

--------------------
 Customer
--------------------
 EB2B Corporation
---------------------------------              ---------------------------------
 Ship to Address                                Invoice Address:
---------------------------------              ---------------------------------
 757 3rd Ave                                    EB2B Corporation
---------------------------------              ---------------------------------
 New York, NY                                   757 3rd Ave
---------------------------------              ---------------------------------
                                                New York, NY
---------------------------------              ---------------------------------

---------------------------------              ---------------------------------
 Ship to Contact                                Bill to Contact
---------------------------------              ---------------------------------
 Peter Fiorillo
---------------------------------              ---------------------------------
 Phone                                          Phone
---------------------------------              ---------------------------------
 212-860-0920
---------------------------------              ---------------------------------
 Ship To E-Mail Address
---------------------------------              ---------------------------------

---------------------------------              ---------------------------------
 Payment terms:
 See Addendum
---------------------------------              ---------------------------------

-----------------------------------                        ---------------------------------------------------
       Platform                                             Total Revenue Generated Annually   $250,000,000.00
-----------------------------------                        ---------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                     Additional
                                            Additional License         Annual       Maintenance
      Products              License Fee            Fees             Maintenance         Fees          Total
                                              (% of Revenue)             Fee       (% of Revenue)      Fees
---------------------------------------------------------------------------------------------------------------
Commerce Exchange Business
Application Suite 4.0         2,200,000           0.01%             $400,000.00         0.01%        $2,600,000
---------------------------                       -----             -----------        -------      -------------

----------------------------------------------------------------------------------------------------------------------------
Server-Based Products, Tools & Adapters

                                           #       License     License   Maintenance   Maintenance   Extended     Total
   Products            Qty    Platform    CPUs       Type        Fee         Fee        Fee Each      License    1st Year
                                                               Per Copy    1st Copy    Add'l Copy      Fees    Support Fees
----------------------------------------------------------------------------------------------------------------------------
Commerce Intelligence   1                       Server
---------------------  ---     ------    -----  --------------  -------    ----------    -----------  -------    -----------
Enterprise Broker       1                       Server
---------------------  ---     ------    -----  --------------  -------    ----------    -----------  -------    -----------
Dev Station             5                       Per named user
---------------------  ---     ------    -----  --------------  -------    ----------    -----------  -------    -----------
Design Station          5                       Per named user
---------------------  ---     ------    -----  --------------  -------    ----------    -----------  -------    -----------
Business Station        5                       Per named user
---------------------  ---     ------    -----  --------------  -------    ----------    -----------  -------    -----------
The Software granted hereunder shall be subject to the terms and conditions of the       Total Fees:              $2,600,000
Software Lic______________                                                               -----------             -----------
* Purchase Order Number______________; OR
Customer does not issue Purchase Orders: however, Customer agrees to pay for product(s)          -------------
indicate ____________                                                                             GRAND TOTAL:    $2,600,000
between InterWorld and Client.                                                                   --------------  -----------


INTERWORLD CORPORATION                          CLIENT: EB2B CORPORATION
                                                       ------------------------
By: [ILLEGIBLE]                                     By: Peter J. Fiorillo
                                                       -------------------------
Printed Name:                             Printed Name:
------------------------------                         -------------------------
Title:                                           Title:
------------------------------                         -------------------------
Date:   9/30/00                                   Date: 9/30/00
------------------------------                         -------------------------